Exhibit 99.1

[Missing Graphic Reference]	Press Release

For Immediate News Release
October 13, 2010

Mission West Properties Announces Third Quarter 2010 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended September 30, 2010 was approximately $11,770,000, or $0.11 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $17,604,000, or $0.17 per diluted common share, for the same period in 2009. Unrealized gain from investment in marketable securities accounted for approximately $4,464,000, or $0.04 per diluted common share, for the quarter ended September 30, 2009. On a sequential quarter basis, FFO for the quarter ended June 30, 2010 was approximately $0.16 per diluted common share. For the nine months ended September 30, 2010, FFO increased to $44,836,000, or $0.43 per diluted common share, from FFO of $43,863,000, or $0.42 per diluted common share, for the nine months ended September 30, 2009. Realized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the nine months ended September 30, 2010. Unrealized gain from investment in marketable securities accounted for approximately $0.04 per diluted common share for the nine months ended September 30, 2009.

Net income for the quarter ended September 30, 2010 was approximately $5,471,000 as compared to approximately $11,242,000 for the quarter ended September 30, 2009. Net income per diluted share available to common stockholders was approximately $0.06 for the quarter ended September 30, 2010 compared to $0.13 for the quarter ended September 30, 2009, a per share decrease of approximately 54%. Net income for the nine months ended September 30, 2010 was approximately $25,655,000 as compared to approximately $24,065,000 for the nine months ended September 30, 2009. For the nine months ended September 30, 2010, net income per diluted share available to common stockholders was $0.28, up from $0.27 a year ago, a per share increase of approximately 4%.

Financing Activity

On August 4, 2010, the Company entered into a fixed rate term agreement and related contracts and instruments for a secured mortgage loan totaling $40,000,000 from Hartford Life Insurance Company and Hartford Life and Accident Insurance Company (the “Hartford Loan II”). The Hartford Loan II bears a fixed interest rate of 6.05%, with a 20 year amortization, and matures September 1, 2030. The Hartford Loan II is secured by five properties consisting of approximately 500,000 rentable square feet.

The Company paid approximately $457,000 in loan fees and costs, which will be amortized over the 20 year loan period. The proceeds were used primarily to repay the remaining balance of an existing loan with the Berg Group.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 112 properties totaling approximately 8.1 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements.  Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations.  These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Sept 30, 2010	Three Months Ended Sept 30, 2009	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
OPERATING REVENUES:
Rental income	$20,607	$20,442	$62,091	$61,521
Tenant reimbursements	3,128	4,566	11,611	13,681
Other income	276	284	2,138	906
Total operating revenues	24,011	25,292	75,840	76,108

OPERATING EXPENSES:
Operating and maintenance	3,630	3,539	9,662	10,014
Real estate taxes	3,163	3,248	9,806	9,996
General and administrative	580	589	1,661	1,743
Depreciation and amortization	5,862 (1)	5,921 (1)	17,840	18,200
Total operating expenses	13,235	13,297	38,969	39,953

Operating income	10,776	11,995	36,871	36,155

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	46	72	270	237
Interest and dividend income	1	93	51	1,158
Realized gain from investment	-	-	8,800	-
Unrealized gain (loss) from investment	-	4,464	(4,733)	4,140
Interest expense	(5,138)	(5,180)	(14,765)	(17,071)
Interest expense – related parties	(214)	(202)	(839)	(554)
Net income	5,471	11,242	25,655	24,065

Net income attributable to noncontrolling interests	(4,101)	(8,476)	(19,367)	(18,083)
Net income available to common stockholders	$1,370	$2,766	$6,288	$5,982

Net income per share to common stockholders:
Basic	$0.06	$0.13	$0.29	$0.28
Diluted	$0.06	$0.13	$0.28	$0.27
Weighted average shares of common stock (basic)	21,976,679	21,770,211	21,938,857	21,717,713
Weighted average shares of common stock (diluted)	22,109,391	21,902,387	22,095,602	21,858,067
Weighted average O.P. units outstanding	83,309,356	83,504,965	83,344,408	83,557,463

FUNDS FROM OPERATIONS
Funds from operations	$11,770	$17,604	$44,836	$43,863
Funds from operations per share (2)	$0.11	$0.17	$0.43	$0.42
Outstanding common stock	22,013,070	21,770,211	22,013,070	21,770,211
Outstanding O.P. units	83,272,965	83,504,965	83,272,965	83,504,965
Weighted average O.P. units and common stock outstanding (diluted)	105,418,747	105,407,352	105,440,010	105,415,530

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Sept 30, 2010	Three Months Ended Sept 30, 2009	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Net income	$5,471	$11,242	$25,655	$24,065
Add:
Depreciation and amortization	6,350	6,385	19,314	19,796
Depreciation and amortization in unconsolidated joint venture	60	60	179	179
Less:
Noncontrolling interests in joint ventures	(111)	(83)	(312)	(177)
Funds from operations	$11,770	$17,604	$44,836	$43,863

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Sept 30, 2010	Three Months Ended Sept 30, 2009	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Total properties, end of period	112	111	112	111
Total square feet, end of period	8,088,923	8,047,569	8,088,923	8,047,569
Average monthly rental revenue per square foot (3)	$1.29	$1.30	$1.31	$1.29
Occupancy for leased properties	67.8%	65.7%	67.8%	65.7%
Straight-line rent	$ (61)	$115	$ (289)	$675
Leasing commissions	$495	$973	$940	$1,294
Non-recurring capital expenditures	$1,699	$156	$1,699	$156

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2010 Base Rent (5)
2010 (4)	5	144,411	$2,764,570
2011	15	739,221	11,312,732
2012	15	1,023,342	15,400,474
2013	7	401,645	5,626,016
2014	15	1,301,930	22,685,061
2015	9	631,693	9,969,073
2016	4	196,279	3,434,208
2017	5	349,949	4,955,733
Thereafter	7	639,380	6,605,740
Total	82	5,427,850	$82,753,607

BALANCE SHEETS
	September 30, 2010	December 31, 2009

Assets
Investments in real estate:
Land	$324,563	$320,911
Buildings and improvements	801,548	799,649
Real estate related intangible assets	3,240	3,240
Total investments in properties	1,129,351	1,123,800
Accumulated depreciation and amortization	(221,993)	(204,153)
Net investments in properties	907,358	919,647
Investment in unconsolidated joint venture	3,872	3,828
Net investments in real estate	911,230	923,475
Cash and cash equivalents	15,226	986
Restricted cash	89	197
Restricted investment in marketable securities	-	12,069
Deferred rent receivables	18,422	18,711
Other assets, net	33,396	30,951
Total assets	$978,363	$986,389

Liabilities and Equity
Liabilities:
Mortgage notes payable	$349,297	$318,818
Mortgage note payable – related parties	7,860	8,261
Note payable – related parties	-	9,325
Revolving line of credit	-	14,466
Interest payable	1,664	1,573
Security deposits	4,886	4,849
Deferred rental income	5,706	6,539
Dividends and distributions payable	15,793	15,791
Accounts payable and accrued expenses	18,021	9,638
Total liabilities	403,227	389,260

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	171,692	170,606
Distributions in excess of accumulated earnings	(29,384)	(25,784)
Total stockholders’ equity	142,330	144,844
Noncontrolling interests in operating partnerships	432,806	452,285
Total equity	575,136	597,129
Total liabilities and equity	$978,363	$986,389

(1)
Includes approximately $124 and $159 in amortization expense for the three months ended September 30, 2010 and 2009, respectively, and $584 and $478 in amortization expense for the nine months ended September 30, 2010 and 2009, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes five month-to-month leases for approximately 53,000 rentable square feet and $212 cash rent.

(5)	Base rent reflects cash rent.